UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 7, 2022

Statera Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4333 Corbett Drive, Suite 1082 Fort Collins, CO 80525
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2022, Statera Biopharma, Inc. (the “Company”) entered into the Assignment of Promissory Note (the “Partial Assignment”) with Avenue Venture Opportunities Fund, L.P. (“Avenue Venture”) and Silverback Capital Corporation (“Silverback”), pursuant to which, in consideration for a cash payment of $400,000 by Silverback to Avenue Venture, Avenue Venture assigned to Silverback a $400,000 portion (the “Assigned Portion”) of that certain Promissory Note in the aggregate principal amount of $15 million issued by the Company to Avenue Venture, dated as of April 26, 2021 (the “Original Note”), pursuant to the Loan and Security Agreement, dated as of the even date of the Original Note, by and between the Company and Avenue Venture, as supplemented and amended (the “Loan Agreement”). Copies of the Loan Agreement and the Supplement to the Loan and Security Agreement (the “Supplement”) are attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2021. A copy of the Forbearance and Second Amendment to Loan Documents (“Forbearance Agreement”) regarding the Loan Agreement is attached as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2022.

Pursuant to the Partial Assignment, the Company issued an Amended and Restated Convertible Note Due May 1, 2024 (the “A&R Note”) in the principal amount of $400,000.00 (the “Note Issuance”) to Silverback as of November 7, 2022 (the “Issue Date”). The A&R bears interest at a variable rate of interest per annum equal to the sum of (i) the greater of (A) the Prime Rate (as defined in the Supplement) and (B) 3.25% plus (ii) 7.74%. Payment of the aggregate principal amount of the A&R Note outstanding together with all accrued interest thereon shall be made on May 1, 2024 (the “Maturity Date”). Additionally, Silverback has the right to convert, at any time until the Maturity Date, all or any portion of the outstanding principal amount, accrued interest and fees due and payable thereon into shares of common stock of the Company (the “Conversion Shares”) at a conversion price equal to 75% of the lowest trading price of the Company’s common stock during the five trading day period preceding the conversion date inclusive of the conversion date.

The aforementioned conversion right of Silverback is subject to certain limitations as set forth in the A&R Note, including, among others, that (i) Silverback may not convert an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of common stock beneficially owned by Silverback and its affiliates and 4.99% of the outstanding shares of common stock of the Company, and (ii) so long as the rules of the Nasdaq Stock Market so require, the sum of the number of shares of the Company’s common stock that may be issued under the A&R Note shall be limited to 19.99% of the shares of common stock issued and outstanding immediately prior to the Issue Date, unless stockholder approval is obtained.

The Partial Assignment and Note Issuance follows the partial assignment of the Original Note and convertible note issuance conducted on substantially identical terms by and among the Company, Avenue Capital and Silverback and previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2022.

The foregoing descriptions of the terms of the A&R Note and the Partial Assignment do not purport to be complete and are qualified in their entirety by reference to the full texts of the A&R Note and the Partial Assignment attached as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the A&R Note is incorporated by reference herein. The A&R Note and the Conversion Shares are being offered and issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Section 3(a)(9) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
4.1	Assignment of Promissory Note, dated November 7, 2022, by and among Avenue Venture Opportunities Fund, L.P., Silverback Capital Corporation and Statera Biopharma, Inc.
10.1	Amended and Restated Convertible Note Due May 1, 2024, dated as of November 7, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: November 14, 2022	By:	/s/ Michael K. Handley
Name:	Michael K. Handley
Title:	Chief Executive Officer